                                C E R T I F I C A T E



     The undersigned hereby certifies that he is the Secretary of Dean Witter Variable Investment Series (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Instrument Establishing and Designating Additional Series of Shares of the Trust adopted by the Trustees of the Trust on January 29, 1998 as provided in Section 9.3 of the said Declaration, said Instrument to take effect immediately, and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

     Date this 29th day of January, 1998.




                                             /s/ Barry Fink
                                             --------------------------------
                                             Barry Fink
                                             Secretary

                        DEAN WITTER VARIABLE INVESTMENT SERIES

                       INSTRUMENT ESTABLISHING AND DESIGNATING
                             ADDITIONAL SERIES OF SHARES


WHEREAS, Dean Witter Variable Investment Series (the "Trust") was established by the Declaration of Trust dated February 24, 1983, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of Massachusetts; and

WHEREAS, Section 6.9 (h) of the Declaration provides that the establishment and designation of any additional Series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such Series, or as otherwise provided in such instrument which instrument shall have the status of an amendment to the Declaration, and the Trustees of the Trust have deemed it advisable to establish two additional Series of Shares.

NOW, THEREFORE, pursuant to Section 6.9 (h) of the Declaration, there are hereby established and designated two additional Series of Shares, to be known as the S&P 500 Index Portfolio and the Competitive Edge "Best Ideas" Portfolio, which shall be subject to the same relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as provided in the Declaration with respect to the initial Series of Shares established in Section 6.1 of the Declaration.

This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 29th day of January, 1998.


/s/ Michael Bozic                       /s/ Manuel H. Johnson
---------------------------------       ---------------------------------
Michael Bozic, as Trustee               Manuel H. Johnson, as Trustee
and not individually                    and not individually
c/o Levitz Furniture Corp.              c/o Johnson Smick International Inc.
6111 Broken Sound Parkway, NW           1133 Connecticut Avenue, NW
Boca Raton, FL  33487                   Washington, D.C.  20036


/s/ Charles A. Fiumefreddo              /s/ Michael E. Nugent
---------------------------------       ---------------------------------
Charles A. Fiumefreddo, as Trustee      Michael E. Nugent, as Trustee
and not individually                    and not individually
Two World Trade Center                  c/o Triumph Capital, L.P.
New York, NY  10048                     237 Park Avenue
                                        New York, NY  10017


/s/ Edwin J. Garn                       /s/ Philip J. Purcell
---------------------------------       ---------------------------------
Edwin J. Garn, as Trustee               Philip J. Purcell, as Trustee
and not individually                    and not individually
c/o Huntsman Corporation                Two World Trade Center
500 Huntsman Way                        New York, NY  10048
Salt Lake City, UT  84111


/s/ John R. Haire                       /s/ John L. Schroeder
---------------------------------       ---------------------------------
John R. Haire, as Trustee               John L. Schroeder, as Trustee
and not individually                    and not individually
Two World Trade Center                  c/o Gordon Altman Butowsky Weitzen
New York, NY  10048                       Shalov & Wein
                                        Counsel to the Independent Trustees
                                        114 West 47th Street
                                        New York, NY  10036


/s/ Wayne E. Hedien
---------------------------------
Wayne E. Hedien, as Trustee
and not individually
c/o Gordon Altman Butowsky Weitzen
  Shalov & Wein
Counsel to the Independent Trustees
114 West 47th Street
New York, NY  10036

STATE OF NEW YORK    )
                     )ss.:
COUNTY OF NEW YORK   )


     On this 29th day of January, 1998, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JOHN R. HAIRE, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.




                                        /s/ Marilyn K. Cranney
                                        --------------------------------
                                        Notary Public


MARILYN K. CRANNEY
NOTARY PUBLIC, State of New York
No. 24-4795538
Qualified in Kings County
Commission Expires May 31, 1999